Exhibit 10.2
                                FARMOUT AGREEMENT

                  DATED this o day of December, 2002.

BETWEEN:

                  Grey Wolf Exploration Limited, a body corporate, with an office in the City of Calgary, in the Province of Alberta (hereinafter referred to as "Grey Wolf" or "Farmor")

                                     - and -

                  PrimeWest Energy Inc., a body corporate, with an office in the City of Calgary, in the Province of Alberta (hereinafter referred to as "PrimeWest" or "Farmee")

                  WHEREAS Grey Wolf is or upon closing of the Sale Agreement will be the holder of the Title Documents and the Farmout Lands as hereinafter defined; and

                  WHEREAS Farmee wishes to earn an interest in the Farmout Lands and Title Documents from Farmor;

                  NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the covenants hereof, the parties hereby agree as follows:

1.                Definitions

1.01 In this Agreement, including the recitals, this Clause and the Schedules, unless otherwise expressly defined herein, the definitions set out in the Farmout & Royalty Procedure shall have the same meaning when used herein and in addition:

                  (a) "Assignment  Procedure"  means  the 1993  CAPL  Assignment
                      Procedure attached hereto as Schedule "E";

                  (b) "Cardium  Contract  Depth"  means  a depth  sufficient  to penetrate at least 15 meters below the base of the Cardium formation or to a total depth of 2450 meters subsurface, whichever is the lesser;

                  (c) "Earning Depth" means:  (i) for an Earning Well drilled to
                      Cardium Contract Depth the base of the Cardium  formation;
                      (ii) for an Earning Well drilled to Viking Contract Depth the base of the Viking formation; and (iii) for an Earning Well drilled to Mannville Contract Depth the base of the Mannville formation;

                  (d) "Expiring  Lands" means that portion of the Farmout  Lands which may become defined as Expiring Lands from time to time pursuant to the provisions of Clause 7.02 hereof;

                  (e) "Expiry  Date"  means with  respect to any  portion of the
                      Farmout Lands the date the Title Document for that portion of the Farmout Lands reaches the end of its primary term;

                  (f) "Farmee" means PrimeWest;

                  (g) "Farmor" means Grey Wolf;

                  (h) "Farmout  Lands"  means the lands and rights  described on
                      Schedule "A" hereto in which Farmee may earn an interest pursuant to this Agreement;

                  (i) "Farmout & Royalty  Procedure" means the 1997 CAPL Farmout
                      & Royalty Procedure utilizing the elections set forth on Schedule "B" attached hereto;

                  (j) "Mannville  Contract  Depth" means a depth  sufficient  to penetrate at least 15 meters below the base of the deepest occurrence of the Mannville formation or to a total depth of 3200 meters subsurface, whichever is the lesser;

                  (k) "Mutual  Interest  Lands" means any interest in any single
                      Title Document of petroleum and natural gas rights where 50% or more of that Title Document, by surface area, is within the area outlined in red on Schedule "D";

                  (l) "Operating   Procedure"  means  the  1990  CAPL  Operating
                      Procedure and the 1988 PASC Accounting Procedure (Revised February, 1991) utilizing the elections set forth on Schedule "C" attached hereto;

                  (m) "Sale  Agreement"  means that  certain  Purchase  and Sale
                      Agreement dated November 21, 2002 and entered into among Abraxas Petroleum Corporation, PrimeWest Gas Inc., PrimeWest, Canadian Abraxas Petroleum Limited and Grey Wolf Exploration Inc.; and

                  (n) "Viking  Contract  Depth"  means  a  depth  sufficient  to penetrate at least 15 meters below the base of the deepest occurrence of the Viking formation or to a total depth of 2800 meters subsurface, whichever is the lesser.

1.02 Whenever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning the plural or feminine or body politic or corporate and vice versa as the context or reference to the parties may require.

1.03 The terms of this Agreement express and constitute the entire agreement among the parties. No implied covenant or liability is created or shall arise by reason of this Agreement or anything herein contained.

1.04 In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Schedules attached hereto, the provisions of this Agreement shall prevail. If any term or condition of this Agreement conflicts with a term or condition of the Title Documents, then such term or condition of the Title Documents shall prevail and this Agreement shall be deemed to be amended accordingly.

1.05 The parties hereto shall from time to time and at all times do all such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order fully to perform and carry out the terms of this Agreement.

1.06 This Agreement shall only become effective if closing occurs as contemplated in the Sale Agreement and the Effective Date of this Agreement shall be the date of closing of the Sale Agreement.

1.07 This Agreement shall be interpreted and construed in accordance with the laws in force in the Province of Alberta. The Parties agree to submit to he exclusive jurisdiction of the courts of the Province of Alberta in any actions related to this Agreement.

1.07 Time is of the essence of this Agreement.

1.08 The following  Schedules  are attached  hereto and  incorporated  into this
Agreement:

         (i)   Schedule  "A"  which  sets  forth  the  Farmout  Lands  and Title
               Documents;

         (ii)  Schedule  "B"  which is the  election  sheet  for the  Farmout  &
               Royalty   Procedure  and  which   includes  a  Well   Information
               Requirement Sheet;

         (iii) Schedule "C" which is the election sheet for the Operating Procedure;

         (iv)  Schedule "D" which outlines the Mutual Interest Lands; and

         (v)   Schedule "E" which is the Assignment Procedure.

2. Operations

2.01 The Farmout & Royalty Procedure and the Operating Procedure together with this Agreement shall apply to all operations conducted among the parties. PrimeWest shall be named the initial Operator and hereby accepts such appointment.

2.02 Subject to the provisions of this Agreement, the parties hereto shall not propose independent operations on the Farmout Lands or issue an operations notice under the Operating Procedure until such time as the Farmee has drilled the Test Well and has either drilled all of the Option Wells or surrendered its right to drill further Option Wells. Notwithstanding the foregoing, the parties shall have the right to serve independent operation notices for operations on any Earning Wells which have been drilled hereunder.

2.03 The parties shall cooperate in issuing independent operations notices to third parties as may be required to effect the drilling of Earning Wells hereunder.

2.04 Farmor, to the extent it is contractually able to do so, shall provide Farmee with access to all seismic data in its possession that would aid in determining the locations of the Test Well and Option Wells.

3.                ExxonMobil Farmout

3.01 Farmee acknowledges that Grey Wolf Exploration Inc. has entered into a Farmout and Option Agreement dated September 1, 2002 with ExxonMobil Canada Energy (herein referred to as the "ExxonMobil Farmout"), which has been or will be assigned to Farmor. Farmor has commenced to drill, drilled or intends to drill a test well to Cardium Contract Depth on the ExxonMobil Farmout at a location in 6-16-33-6W5 (herein referred to as the "ExxonMobil test well"). The ExxonMobil test well shall be the Test Well pursuant to this Agreement.

3.02 Subject to this Article, on execution of this Agreement, the ExxonMobil test well shall be deemed to be an Earning Well. Farmee shall be responsible for and reimburse Farmor for 100% of the costs, to drill the ExxonMobil test well, whether incurred before or after the date hereof. The Farmee shall be responsible for and either pay or (at Farmor's election) reimburse Farmor, for 100% of the costs, to complete or abandon the ExxonMobil test well.

3.03 Farmor shall continue as operator pursuant to the ExxonMobil Farmout until closing occurs pursuant to the Sale Agreement. Thereafter, Farmor shall assign operatorship to Farmee, subject to the terms of the ExxonMobil Farmout. Farmor will assign the drilling contract, surface rights and other contracts relating to the ExxonMobil test well and necessary for Farmee's further operations. Farmor hereby confirms that as of the Effective Date it has not entered into any arrangements to tie in or produce the ExxonMobil test well to any facilities other than the Grey Wolf Caroline Gas Plant.

3.04 Subject to Article 3.00 of the Farmout & Royalty Procedure and subject to the terms of the ExxonMobil Farmout, the Farmee will earn an undivided sixty percent (60%) of Farmor's Working Interest in the farmout lands earned pursuant to the ExxonMobil Farmout and an undivided sixty percent (60%) of Farmor's Working Interest in the Farmout Lands insofar as they comprise the balance of the Test Well Spacing Unit to Earning Depth. For greater certainty, upon earning, the undivided interests of the parties in the said lands and the Title Documents shall be as follows:

                           Grey Wolf                 40.00% Working Interest

                           PrimeWest                 60.00% Working Interest

The farmout lands earned pursuant to the ExxonMobil Farmout and the Farmout Lands insofar as they comprise the balance of the Test Well Spacing Unit to Earning Depth shall upon earning be operated pursuant to the ExxonMobil Farmout. Farmor will prepare the necessary documents to assign and novate Farmee into the ExxonMobil Farmout.

4.                Option Wells

4.01 If the Farmee has drilled the preceding Earning Well to Cardium Contract Depth, Viking Contract Depth or Mannville Contract Depth, as it had elected, and is not otherwise in default, the Farmee shall have the right, for a period of 30 days from the date of rig release of the last Earning Well drilled hereunder, to elect by notice to Farmor to drill an additional Earning Well (an "Option Well"), at a location of its choice on the remaining unearned portion of the Farmout Lands. Farmee's notice shall advise the proposed location of the Option Well and whether Farmee proposes to drill the Option Well to Cardium Contract Depth, Viking Contract Depth or Mannville Contract Depth. In the event Farmee so elects, the Option Well shall be Spud within 30 days of Farmee's election to drill, subject to surface access and rig availability. Farmee shall at its sole cost and risk, drill the Option Well continuously to Cardium Contract Depth, Viking Contract Depth or Mannville Contract Depth, as it had elected, and either complete or abandon the Option Well.

4.02 Farmee agrees that Farmor may be irreparably injured by a breach by Farmee of the provisions of Clause 4.01 which may not be adequately compensated for by damages. Farmor shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of a breach of Clause 4.01 by Farmee. Such remedies shall be in addition to any other remedies available to Farmor at law or in equity.

4.03 Subject to Articles 3.00 and 4.00 of the Farmout & Royalty Procedure, the Farmee will earn sixty percent (60%) of the Farmor's Working Interest in the Option Well Spacing Unit to Earning Depth. For greater certainty, upon earning, the undivided interests of the parties in the Option Well Spacing Unit to Earning Depth and the Title Documents shall be as follows:

                           Grey Wolf     40.00% of Farmor's Working Interest

                           PrimeWest     60.00% of Farmor's Working Interest

The Option Well Spacing Unit to Earning Depth shall upon earning be operated pursuant to the Operating Procedure.

4.04 Provided that Farmee is not in default under this Agreement, Farmee will have the continuing right to drill Option Wells pursuant to the terms hereof until it has either earned an interest in all of the Farmout Lands, failed to elect to drill an additional Option Well, or surrendered its right to drill further Option Wells.

5.                Area of Mutual Interest

5.01 Article 8.00 of the Farmout & Royalty Procedure will be in effect from the Effective Date until the end of 90 days following the later of: (i) the drilling rig release date of the last Earning Well drilled hereunder; or (ii) the termination of the Farmee's right to earn any further interest in the Farmout Lands hereunder. Subject to that Article, the Parties will have the right to participate in an acquisition of Mutual Interest Lands in the following percentages: PrimeWest 60%; Grey Wolf 40%.

5.02 On the Effective Date the Farmor will provide Farmee a notice advising all Crown lands which have been acquired by Farmor within the area outlined in red on Schedule D at Alberta Crown Land Sales between October 1, 2002 and the Effective Date. Farmee shall have the right for 7 days from receipt of Farmor's notice to acquire an undivided 60% interest in such Crown lands by reimbursing Farmor for 60% of the consideration paid for such Crown lands. Farmee's election shall include payment for any such Crown lands in which Farmee wishes to acquire an interest. Thereafter any such lands in which Farmee acquires an interest shall be joint lands.

6.                Reimbursement for Rentals

6.01 Farmee shall forthwith upon being billed therefor, reimburse Farmor for the amount of 60% of all rentals paid with respect to the Farmout Lands on a per diem basis from the Effective Date until the drilling rig release date of the last Earning Well drilled hereunder, or until Farmee's right to earn an interest is terminated, whichever is the latest occurrence. Thereafter, all rentals respecting any earned lands shall be shared by the parties in accordance with their respective Working Interests.

7.                Amendment of Farmout Lands

7.01 Effective 6 months prior to the Expiry Date of any of the Title Documents for any portion of the Farmout Lands, such portion of the Farmout Lands shall become Expiring Lands.

7.02 Expiring Lands shall cease to be Farmout Lands and shall cease to be subject to this Agreement effective 6 months prior to the Expiry Date for such Expiring Lands except for: (i) any portion of the Expiring Lands that forms a part of a Spacing Unit for an Earning Well which has been drilled hereunder; and
(ii) any portion of the Expiring Lands that forms a part of a Spacing Unit for an Earning Well which is then committed to be drilled hereunder.

8.                Addresses for Notices

8.01 The address for service of notices hereunder for each of the Parties shall be as follows:

         PrimeWest Energy Inc.                Grey Wolf Exploration Limited
         4700, 150 - 6th Avenue S.W.          1600, 255 - 5th Avenue S. W.
         Calgary, Alberta T2P 3Y7             Calgary, Alberta T2P 3G6
         Attention: Land Manager              Attention: Land Manager

9.                Buy Back Option

9.01 Farmor hereby grants to Farmee the option, exercisable within 180 days of rig release of the last Earning Well drilled pursuant to this Agreement, to purchase, in whole, the entire interest of Farmor in that portion of the Farmout Lands which have been earned by Farmee pursuant to the terms hereof (the interest being acquired, the "Purchased Interest") which have, at the time of exercise, been assigned Proved Reserves or Probable Additional Reserves in the Engineering Report, by paying to Farmor an amount equal to the fair market value of the Purchased Interest, less the Special Adjustment described below and subject to customary adjustments. Fair market value will mean the then present value of the estimated future net cash flows from the Purchased Interest, before tax, from Proved Reserves and fifty percent of Probable Additional Reserves, at a discount rate of 10 percent per annum and employing escalated pricing using the Price Forecast.

         (a) "Engineering Report" means an independent engineering report prepared by Gilbert Laustsen Jung Associates Limited (hereinafter referred to as "GLJ") evaluating the Proved and Probable Reserves as those terms are defined by National Policy 2B of the Canadian Securities Administrators to be commissioned and paid for by Farmee. Farmor and Farmee will have the opportunity to work with each other in the preparation of such report and such report shall be acceptable in form and substance to both Farmor and Farmee. The effective date of the report will be the effective date of the time of exercise of this option to purchase.

         (b) For the purposes of this Clause, "Price Forecast" means the arithmetic average of the most recent price forecasts of GLJ, McDaniel & Associates Consultants Ltd. and Sproule Associates Limited available at the time of the report preparation.

         (c) For the purposes of this Clause, "Special Adjustment" means the lesser of (i) the fair market value calculated pursuant to this Clause (less $1.00); and (ii) $1,000,000.

9.02 The Parties shall enter into a mutually acceptable purchase and sale agreement substantially in the form of Schedule Q to the Sale Agreement incorporating the terms of this Article.

10.               Mirant Royalty

10.01 The Farmor or an affiliate intends to purchase from Mirant Canada Energy Capital, Ltd. the two 2.5% royalties listed in Schedule "A" hereto. If it acquires such royalties, it shall terminate such royalties as it applies to the Farmout Lands when earned by the Farmee.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

                                    Grey Wolf Exploration Limited
                                    Per:
                                    -------------------------------------------

                                    Per:
                                    -------------------------------------------


                                    PrimeWest Energy Inc.

                                    Per:
                                    -------------------------------------------

                                    Per:
                                    -------------------------------------------

This is SCHEDULE "A" attached to and made part of a Farmout Agreement dated the
o day of December, 2002 between Grey Wolf Exploration Limited, as Farmor, and PrimeWest Energy Inc. as Farmee.
--------------------------------------------------------------------------------


Farmout Lands

See attached Property Report dated November 13, 2002 comprising pages 1 through 42 inclusive.

This is SCHEDULE "B" attached to and made part of a Farmout Agreement dated the
o day of December, 2002 among Grey Wolf Exploration Limited, as Farmor, and PrimeWest Energy Inc. as Farmee.
-------------------------------------------------------------------------------

      1997 CAPL Farmout and Royalty Procedure Elections and Amendments

Effective Date:            Clause 1.01(f)     as detailed in the Head Agreement
                                             -----------------------------------

Payout:                    Clause 1.01(t)    Applicable:  No
                                                         ---------------
                                             Alternate:   A_______ or
                                                          B_______

                           Alternate B options:    BOE (        m3) and   years

Incorporation of Clauses from 1990 CAPL Operating Procedure:   Clause 1.02
                           Clause 311:       Alternate:    A         or
                                                           B    X
Option Wells:              Article 4.00      will   X    / will not   apply

Overriding Royalty:        Article 5.00      will         / will not  X   apply

Quantification of Overriding Royalty : (Clause 5.01 A, if applicable)

                           Crude oil (a)             Alternate:
                           If Alternate 1 applies    -        %
                           If Alternate 2 applies    -     , min   %  , max.  %

                           Other (b)                 Alternate:
                           If Alternate 1 applies    -        %
                           If Alternate 2 applies    -     , min.     , max.

Permitted Deductions: (Clause 5.04 B, if applicable)
                                     Alternate:  using       % for Alternate 2

Conversion of Overriding Royalty: (Article 6.00)
                                     will          / will not   X   apply
                           If applies, conversion to % of Working Interest in
Clause 6.04.

Area of Mutual Interest: (Article 8.00)  will   X   / will not          apply

Reimbursement of Land Maintenance Costs (Clause 11.02)
                                        will    X   / will not         apply
                            If applies, reimbursement of the amounts specified in the Agreement .

Other Amendments:
                           none

-------------------------------------------------------------------------------

                          GREY WOLF EXPLORATION LIMITED
    1600 Bow Valley Square III, 255 - 5th Avenue SW, Calgary, Alberta T2P 3G6
--------------------------------------------------------------------------------

Well Data Requirement Sheet

LOCATION:           ___________________________

PRIOR TO DRILLING:                                                 COPIES
-----------------                                                  ------
         Application for Well Licence                                 1
         Well Licence & Amendments                                    1
         Survey Plan                                                  1
         Geological Prognosis                                         1
         Drilling Program                                             1
         Logging, Coring, Testing Programs                            1
         24 HOUR SPUD NOTICE

DURING DRILLING:
---------------
         Daily Drilling & Geological Reports                           1
         Preliminary Core Analysis & DST Charts                        1
         Transmitted Logs (as required)                                1
         Mud Gas and Geological Strip Logs                             1

AFTER DRILLING:
--------------
         Final DST Reports and Fluid Analyses                          1
         Final Core Analysis Report with LAS Diskette                  1
         Final Prints of All Logs                                      1
         3.5" LAS Diskette of log data                                 1
         Mud Log Report with 3.5" LAS Diskette                         1
         Final Geological Report with Strip Log                        1
         Final Drilling Report                                         1

COMPLETION & PRODUCTION:
-----------------------
         Completion & Testing Program                                  1
         Daily Completion Reports                                      1
         Initial Production Tests                                      1
         AOF Tests, Deliverability Tests, etc.                         1
         Final prints of all logs                                      1
         Final Completion Report                                       1
         All subsequent workover service information                   1


             ALL WELL INFORMATION SHOULD BE SENT TO THE ATTENTION OF

                                  Debbie Wozny
              SEND ALL DAILY REPORTS BY E-MAIL: dwozny@greywolf.ca
                    OR BY FAX TO 218-1465 Telephone: 218-1488

CONTACTS:
Geological:       Warren Cook           Tel. 218-1486             Res. 278-2016
Engineering:      Glen Glass            Tel. 218-1492             Res. 851-9989

This is SCHEDULE "C" attached to and made part of a Farmout Agreement dated the
o day of December, 2002 among Grey Wolf Exploration Limited, as Farmor, and PrimeWest Energy Inc. as Farmee.
-----------------------------------------------------------------------------

1990 CAPL Operating Procedure

Clause 311 - Insurance:        A       or  B    X  ;
                                 -----       -------

Clause 604 - Marketing Fee:    A   X   or  B   (a)     % or $    /m3
                                 -----             ----       --
                                               (b)     % or               /103m3
                                                   ----     -------------
                                               (c)     % or               /m3
                                                   ----     -------------
                                               (d)     % or               /t
                                                   ----     -------------

Clause 903 - Casing Point Election: A   X   or B
                                      -----      ----

Clause 1004 - Operator for Independent Operations as per attached Exhibit 1

Clause 1007(a) - Penalty for Independent Operations: 1. Development Wells: 300 %
                                                                          -----
                                                     2. Exploratory Wells: 500 %
                                                                          -----

Clause 1010(a)(iv): Title Preserving Well  180  days

Clause 2401:        Disposition of Interests:          A  X      or B
                                                          ------     -----

Clause 2404:        Recognition upon Assignment: Deleted (replaced by
                                                           Assignment Procedure)


1988 PASC Accounting Procedure (Revised February, 1991)
-------------------------------

Clause 105 - Operating Advances:    (a)  10  %
                                        ------

Clause 110 - Approvals:  2  or more Parties totaling 65 %

Clause 202 - Labour:  (b)  (1)Second Level Supervisors:  shall   , shall not  X
                                                              --            ---
                           (2)Technical Employees:       shall   , shall not  X
                                                              --            ---

Clause 203 - Employee Benefits:  (b) Non-Compulsory 23 %
                                                       ----

Clause 217 - Warehouse Handling: (a)(1) 2.5 % of the cost of tubular goods in excess of $5,000 and 5 % of the cost of all other Material

Clause 302 - Overhead Rates:

         (a)   For each Exploration Project:   (1)     5 % of the first $50,000
                                               (2)     3 % of the next $100,000
                                               (3)     1 % of cost exceeding the
                                                       sum of (1) and (2)


         (b)   For each Drilling Well:         (1)     3 % of the first $50,000
                                               (2)     2 % of the next $100,000
                                               (3)     1 % of cost exceeding the
                                                       sum of (1) and (2)

         (c)   For each Construction Project:  (1)     5 % of the first $50,000
                                               (2)     3 % of the next $100,000
                                               (3)     1 % of cost exceeding the
                                                       sum of (1) and (2)
                                                              ----

         (d)  For Operation and Maintenance:   (1)       %; or
                                               (2) $250 per producing well per
                                                   month; or
                                               (3) $     flat rate per month for
                                                   producing, injection and
                                                   water source operations:
                                                   rates in (d) (2) and (d)
                                                   (3) will , will not X

Article IV - Pricing of Joint Material Purchases,
             Transfers and Dispositions:   $25,000


Clause 501 - Periodic Inventory:      5   year intervals

This is Exhibit 1 to SCHEDULE "C" attached to and made part of a Farmout Agreement dated the o day of December, 2002 among Grey Wolf Exploration Limited, as Farmor, and PrimeWest Energy Inc. as Farmee.
--------------------------------------------------------------------------


1004 OPERATOR FOR INDEPENDENT OPERATIONS - Notwithstanding anything to the contrary contained in this Operating Procedure, if the Operator is a participating party, it shall carry out the operation for the account of the participating parties; provided, if the Operator is not a participating party, the participating parties shall, as and among themselves and in accordance with the provisions of Clause 206, mutatis mutandis, appoint an Operator for the operation. If the operation is commenced prior to the time the Operator becomes a participating party (and it is specifically understood that nothing in this Clause shall restrict or prohibit the proposing party from actually commencing operations as provided in clause 1003), the Operator, upon becoming a participating party, shall have the right to take over and carry out the operation for the participating parties.

-------------------------------------------------------------------------------
This is SCHEDULE "D" attached to and made part of a Farmout Agreement dated the
o day of December, 2002 among Grey Wolf Exploration Limited, as Farmor, and PrimeWest Energy Inc. as Farmee.
------------------------------------------------------------------------------

                              Mutual Interest Lands


[GRAPHIC OMITTED]